EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
United Cannabis Corporation

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated February 24, 2017 on the balance sheet of United Cannabis Corporation as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the two years ended December 31, 2016.

/s/ B.F. Borgers, CPA PC

B.F. Borgers, CPA PC

March 6, 2017

Lakewood, Colorado